UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   October 27, 2010

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio	45432
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On October 28, 2010, DPL Inc. (the “Company”) issued a press release announcing its earnings for the third quarter of 2010, affirming its 2010 earnings guidance and announcing its 2011 earnings guidance and a new share repurchase plan.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01               Regulation FD Disclosure.

On October 29, 2010, at 9:00 a.m. Eastern Time, the Company is scheduled to hold a webcast conference call to review third quarter 2010 financial results, discuss recent Company events and review its 2010 and 2011 earnings guidance and other projections.  A copy of the presentation slides to be used during the webcast conference call on October 29, 2010, is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.  These presentation slides also will be used during presentations to be given by management of the Company during an EEI Financial Conference to be held from October 31, 2010 to November 3, 2010.

Item 8.01               Other Events.

On October 27, 2010, the Company issued a press release announcing that the Company’s Board of Directors declared a quarterly dividend of $0.3025 per common share, payable December 1, 2010, to common shareholders of record as of November 15, 2010.  A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release, dated October 28, 2010.

99.2	Presentation slides.

99.3	Press Release, dated October 27, 2010.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: October 28, 2010
/s/ Arthur G. Meyer
	Name:	Arthur G. Meyer
	Title:	Senior Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Press Release, dated October 28, 2010.	E

99.2	Presentation slides.	E

99.3	Press Release, dated October 27, 2010.	E